Exhibit 99.1

GLOBE SPECIALTY METALS, INC.

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IMPORTANT SPECIAL MEETING INFORMATION

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DESIGNATION (IF ANY)
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Electronic Proxy Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the methods outlined below to submit your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 8:00 AM, EST, on [ ].

Submit Your Proxy by Internet

- Go to **www.investorvote.com/GSM**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Submit Your Proxy by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your instructions with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT SUBMITTED YOUR PROXY VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposal — The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

	For	Against	Abstain
1. To adopt the Business Combination Agreement (the "Business Combination Agreement"), originally dated as of February 23, 2015, as amended and restated as of May 5, 2015, and as it may be further amended from time to time, by and among Globe Specialty Metals, Inc., a Delaware corporation ("Globe"), Grupo Villar Mir, S.A.U., a Spanish public limited liability company in the form of a *sociedad anónima*, Grupo FerroAtlántica, S.A.U., a Spanish public limited liability company in the form of a *sociedad anónima*, VeloNewco Limited, a private limited company incorporated under the laws of England and Wales, and Gordon Merger Sub, Inc., a Delaware corporation.	☐	☐	☐
2. To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposal.	☐	☐	☐
3. A non-binding advisory proposal to approve certain compensation arrangements for Globe's named executive officers in connection with the transactions contemplated by the Business Combination Agreement.	☐	☐	☐

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B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your proxy to be counted. — Date and Sign Below

When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such and if the signer is a corporation, please sign with the full corporate name by a duly authorized officer. If shares are held in the name of more than one person, all named holders must sign the proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The 2014 Annual Report and Proxy Statement are available at: www.edocumentview.com/GSM IF YOU HAVE NOT SUBMITTED YOUR PROXY VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — GLOBE SPECIALTY METALS, INC. PROXY FOR SPECIAL MEETING OF STOCKHOLDERS [ ] THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Globe Specialty Metals, Inc. appoints Alan Kestenbaum, Jeff Bradley and Stephen Lebowitz with full power of substitution, as proxy to vote all shares of the undersigned in Globe Specialty Metals, Inc. at the Special Meeting of Stockholders to be held on [ ], and at any adjournment or postponement thereof, with like effect and as if the undersigned were personally present and voting upon the matters on the reverse side. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3. PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)